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                                                                    Exhibit 10.9

                               PENTON MEDIA, INC.
                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
            (As Amended and Restated Effective as of January 1, 2000)

                                    SECTION 1

                                  Introduction

1.1 The Plan and Its Effective Date. This Penton Media, Inc. Supplemental Executive Retirement Plan (As Amended and Restated Effective as of January 1, 2000, 1999) (the "Plan") was first established by Penton Media, Inc. (the "Company") effective August 7, 1998 (the "Effective Date").

1.2 Purpose. The Company maintains the Penton Media, Inc. Retirement Plan (as the same may hereafter be amended, the "Retirement Plan"), which is intended to meet the requirements of a "qualified plan" under the Internal Revenue Code of 1986, as amended (the "Code"). For purposes of this Plan, the Retirement Plan shall be deemed to include the Pittway Corporation Retirement Plan (the "Pittway Plan"), to which the Retirement Plan is a successor. While the Code places limitations on the maximum benefits which may be paid from a qualified plan and the maximum amount of an employee's compensation that may be taken into account for determining benefits payable under a qualified plan, the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), permits the payment under an "unfunded plan" of benefits which may not be paid under a qualified plan because of such limitations. The purpose of the Plan is to provide certain key employees of the Company and its subsidiaries with certain benefits which may not be provided under the Retirement Plan because of the maximum compensation limitation of the Code.

                                    SECTION 2

                            Eligibility and Benefits

2.1 Eligibility. Each key employee of the Company or a subsidiary of the Company who participates in the Retirement Plan and who is designated by the Committee (as defined in section 3.1 below) shall participate in the Plan (a "Participant"), subject to the conditions and limitations of the Plan.

2.2 Accrued Benefit.

         (a) Subject to subsections (b) and (c) of this Section, for each full calendar year and any final fraction of a calendar year of a Participant's duration of employment with the Company and, prior to the Effective Date, with the Pittway Companies (as such term is defined in the Pittway Plan) (the "Employment Period"), the Participant shall accrue a benefit under the Plan equal to the benefit that he would



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                  have received under the Retirement Plan but for the Maximum
                  Dollar Limitation and the Maximum Benefit Limitation (as defined below) and if the definition of "earnings" under the Retirement Plan was as set forth in section 2.3 below, reduced by the benefit that the Participant actually accrues under the Retirement Plan. For purposes of the Plan, (i) "Maximum Dollar Limitation" means, for any year or fraction of a year, the greater of $150,000 or the dollar amount of any higher maximum limitation on annual compensation taken into account under a qualified plan for such year or fraction of a year determined by the Secretary of Treasury or his delegate or by law under section 401(a) (17) of the Code; it being understood that annual compensation for purposes of such limitation is computed differently from Earnings for purposes of the Plan; and (ii) "Maximum Benefit Limitation" means the limitation imposed by Section 415 of the Code on benefits payable under the Retirement Plan. A Participant's accrued benefits under the Plan shall be referred to hereinafter as the Participant's "Supplemental Retirement Benefits."

         (b) The Committee may specify as to any Participant a date subsequent to the commencement of the Participant's employment with the Company and the Pittway Companies as the date as of which the Participant shall begin to accrue a benefit under the Plan, and only periods after such date shall be treated as employment with the Company and the Pittway Companies for purposes of subsection (a) of this Section.

         (c) Notwithstanding anything herein to the contrary, any Participant who ceases to be an employee of the Company without a vested benefit under the Retirement Plan shall not be eligible to receive any benefit under the Plan.

2.3 Earnings. For purposes of the Plan, a Participant's "Earnings" for any year or fraction means his total, regular cash compensation paid for such year or fraction for services rendered to any Penton Company (as such term is defined in the Retirement Plan) or, prior to the Effective Date, to the Pittway Companies (as such term is defined in the Pittway Plan) during such year or fraction, consisting solely of his salary and his annual discretionary cash bonus, if any, for such year. The Committee may specify as to any Participant or as to all Participants a maximum dollar amount of Earnings that may be taken into account under the Plan. It is expressly understood that a Participant's Earnings do not include any other compensation, including, without limitation, any of the following:

         (a)      Long-term incentive compensation;

         (b)      Unused vacation pay;

         (c)      Special cash bonuses;

         (d) Any income realized for Federal income tax purposes as a result of the grant or exercise of an option or options to acquire shares of common stock of a Pittway Company or the Company, the receipt or exercise of any stock appreciation right


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                  or payment, or the disposition of shares acquired by the
                  exercise of such an option or right;

         (e) Any noncash compensation, including any amounts contributed by the Participant's employer(s) for his benefit under the Retirement Plan or any other retirement or benefit plan, arrangement, or policy maintained by his employer(s);

         (f) Any reimbursements for medical, dental or travel expenses, automobile allowances, relocation allowances, educational assistance allowances, awards and other special allowances;

         (g) Any income realized for Federal income tax purpose as a result of (i) group life insurance, (ii) the personal use of an employer-owned automobile, or (iii) the transfer of restricted shares of stock or restricted property of a Pittway Company or the Company, or the removal of any such restrictions;

         (h) Any severance pay paid as a result of the Participant's termination of employment (it being expressly understood that any amount(s) taken into account pursuant to the final sentence of section 2.8 below shall not be deemed severance pay for purposes hereof); or

         (i) Any compensation paid or payable to the Participant, or to any governmental body or agency on account of the Participant, under the terms of any state, Federal or foreign law requiring the payment of such compensation because of the Participant's voluntary or involuntary termination of employment with the Company.

Notwithstanding the foregoing, a Participant's Earnings do include (i) any salary reduction amount elected by the Participant and credited to a cafeteria plan (as defined in section 125(c) of the Code) or a qualified cash or deferred arrangement (as defined in section 401(k) of the Code) and (ii) the initial value ascribed to any performance shares, deferred shares, restricted shares or similar award the Participant elects to receive in lieu of a portion of his annual discretionary cash bonus.

2.4 Payment of Benefits. Subject to the conditions and limitations of the Plan, upon a Participant's attainment of age 65 years, he shall be entitled to a monthly benefit payable for his life commencing upon his attainment of age 65 years (or upon his retirement, if later) in an amount equal to one-twelfth (1/12) of the sum of the Participant's accrued Supplemental Retirement Benefits. A Participant's Supplemental Retirement Benefits shall be paid to him in the form described below that applies to the Participant; provided, however, that in lieu of payment in the normal form described below, the Participant may irrevocably elect, within thirty (30) days after his commencement of participation in the Plan, to receive his Supplemental Retirement Benefits in a single lump sum as soon as practicable after his attainment of age 65 years. A Participant's "Supplemental Retirement Benefit Commencement Date" means the date as of which the initial payment (or, in the case of a single lump sum, full payment) of the Supplemental Retirement Benefits to which the Participant is entitled is payable. Subject to the


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conditions and limitations of the Plan, a Participant's Supplemental Retirement
Benefit Commencement Date shall normally be the first day of the calendar month coincident with or next following the Participant's attainment of age 65 years. Notwithstanding the immediately preceding sentence, if a Participant's Employment Period terminates prior to his attainment of age 65 years and he is eligible, and elects, to receive early retirement benefits under the Retirement Plan, and if the Participant requests a Supplemental Retirement Benefit Commencement Date prior to his attainment of age 65 years, then with (but only with) the consent of the Committee, the Participant's Supplemental Retirement Benefit Commencement Date shall be such earlier date, if any, selected by the Committee. Supplemental Retirement Benefits that are paid in a lump sum, or commence, before the Participant's attainment of age 65 years, if any, shall be subject to actuarial reduction in accordance with section 2.5 below.

         (a) Life Annuity. If a Participant does not have a Spouse (as defined in section 2.7 below) on his Supplemental Retirement Benefit Commencement Date, and if he has not elected pursuant to the preceding provisions of this section 2.4 to receive his Supplemental Retirement Benefits in a single lump sum, payment of his Supplemental Retirement Benefits shall be during his lifetime on a life annuity basis.

         (b) Joint and Survivor Annuity. If a Participant has a Spouse on his Supplemental Retirement Benefit Commencement Date, payment of his Supplemental Retirement Benefits shall be in the form of a joint and 50 percent survivor annuity unless the Participant has theretofore elected pursuant to the preceding provisions of this section 2.4 to have his benefits provided in a single lump sum.

                  Such joint and 50 percent survivor annuity shall consist of a reduced monthly benefit continuing during the Participant's lifetime, and if such Spouse is living at the time of the Participant's death, payment of 50 percent of such monthly benefit shall be made to such Spouse until such Spouse's death occurs. The amount of the Participant's and such Spouse's benefits under this subsection shall be calculated so that it is the actuarial equivalent of the Supplemental Retirement Benefits to which the Participant would otherwise be entitled under the Plan. If such Spouse predeceases the Participant, or if the Participant and such Spouse cease to be married after the Participant's Supplemental Retirement Benefit Commencement Date, there shall be no adjustment to the Participant's monthly payments and no Supplemental Retirement Benefits shall be payable to any person after the Participant's death.

2.5 Actuarial Equivalent. A benefit shall be actuarially equivalent to another benefit if the actuarial reserve required to provide such benefit is equal to the actuarial reserve required to provide such other benefit, computed on the basis of the same actuarial assumptions, interest rates, tables, methods and procedures, including reduction factors for commencement of payments prior to attainment of age 65 years, that are used for purposes of the Retirement Plan as in effect on the applicable date that a benefit payment amount is determined.


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2.6 Pre-Retirement Surviving Spouse Benefit. If a Participant dies prior to his
Supplemental Retirement Benefit Commencement Date, no Supplemental Retirement Benefits under the Plan shall be paid or payable with respect to the Participant; provided, however, that if the Participant has a Spouse at the time of his death, such Spouse shall be entitled to receive a monthly benefit for such Spouse's lifetime equal to 50 percent of the amount of monthly benefit that would have been payable to the Participant in the form of a joint and 50 percent survivor annuity if he had terminated employment as of the date of his death with entitlement to Supplemental Retirement Benefits under the Plan and the Committee had permitted his Supplemental Retirement Benefit Commencement Date to occur on the first day of the calendar month coincident with or next following the date of his death, taking into account actuarial reduction for commencement prior to the Participant's attainment of age 65 years. The first payment to the Spouse shall be made as of the first day of the calendar month coincident with or next following the date of the Participant's death and the final payment shall be made as of the first day of the calendar month during which the Spouse's death occurs. If, prior to the Participant's death, the Participant had elected pursuant to section 2.4 above to receive his Supplemental Retirement Benefits in a single lump sum, in lieu of the monthly payments described above, such Spouse shall be entitled to receive a single lump sum equal to 50 percent of the lump sum value of the Participant's Supplemental Retirement Benefits as of the date of his death, taking into account actuarial factors for payment prior to the Participant's attainment of age 65 years. Such lump sum payment shall be made to such Spouse as soon as practicable following the Participant's death.

2.7 Spouse. For purposes of the Plan, a person will be considered the "Spouse" of a Participant as of any date if and only if such person and the Participant have been married in a religious or civil ceremony recognized under the laws of the nation or state where the marriage was contracted and the marriage remains legally effective. Any person who is not, or who has ceased to be, a Participant's Spouse on the Participant's Supplemental Retirement Benefit Commencement Date (or, in the event of the Participant's death prior to his Supplemental Retirement Benefit Commencement Date, the date of his death) shall not be considered the Participant's Spouse for purposes of the Plan.

2.8 Forfeiture; Early Termination of Employment Period. If the Participant's Employment Period ends on account of a Termination for Cause (as defined below), the Participant shall forfeit all of his Supplemental Retirement Benefits, if any, under the Plan, no benefit under the Plan shall thereafter be payable to or with respect to the Participant or his Spouse, and any benefit under the Plan theretofore paid to or with respect to the Participant or his Spouse must be repaid to the Company by the Participant or his Spouse promptly upon demand.

For purposes of the Plan, "Termination for Cause" shall mean termination of a Participant's employment because of:

                  (a) the commission by the Participant of a felony or a crime involving moral turpitude;

                  (b)      the commission by the Participant of a fraud;


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                  (c)      the commission by the Participant of any act
                           involving dishonesty or disloyalty with respect to the Company or any of its subsidiaries or affiliates that harms or damages any of them to any extent;

                  (d) conduct by the Participant that brings the Company or any of its subsidiaries or affiliates into substantial public disgrace or disrepute; or

                  (e) gross negligence or willful misconduct by the Participant with respect to the Company or any of its subsidiaries or affiliates.

2.9 Funding. The Plan is intended to be non-qualified for purposes of the Code and unfunded for purposes of the Code and ERISA. Benefits payable under the Plan to a Participant and/or his Spouse, as the case may be, shall be paid directly by the Company. The Company shall not be required to segregate on its books or otherwise any amount to be used for payment of Supplemental Retirement Benefits under the Plan. Each Participant and Spouse is solely an unsecured creditor of the Company with respect to any benefit payable with respect to a Participant hereunder.

                                    SECTION 3

                               General Provisions

3.1 Committee. The Plan shall be administered by the administrative committee of the Retirement Plan (the "Committee"). The Committee shall have, to the extent appropriate, the same powers, rights, duties and obligations with respect to the Plan as it has with respect to the Retirement Plan. Each determination provided for in the Plan shall be made by the Committee under such procedure as may from time to time be prescribed by the Committee and shall be made in the absolute discretion of the Committee. Any determination so made shall be conclusive.

3.2 Employment Rights. Neither the establishment of, nor participation in, the Plan shall be construed to give any Participant the right to be retained in the service of the Penton Companies or to any benefits not specifically provided by the Plan.

3.3 Taxes and Withholding. Each Participant (or his Spouse, as applicable) shall be responsible for any taxes imposed on him (or his Spouse) by reason of the establishment of, or his participation in, the Plan, including, without limitation, any Federal, state and/or local income or employment taxes imposed on benefits or potential benefits under the Plan (or on the value thereof) ("Taxes") in advance of the Participant's receipt of such benefits or potential benefits. The Company or a subsidiary of the Company may deduct any Taxes from payroll or other payments due the Participant or his Spouse. The Committee shall deduct from all payments under the Plan any Taxes required to be withheld. In the event that such deductions and/or withholdings are not sufficient to pay the Taxes, the Participant (or his Spouse) shall promptly remit the deficit to the Company upon its request.


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3.4 Interests Not Transferable. Except as to withholding of any Taxes, the interests of Participants and their Spouses under the Plan are not subject to the claims of their creditors and may not be voluntarily or involuntarily transferred, assigned, alienated or encumbered. No Participant shall have any right to any benefit payments hereunder prior to his termination of employment with the Penton Companies.

3.5 Payment with Respect to Incapacitated Participants or Beneficiaries. If any person entitled to benefits under the Plan is under a legal disability or in the Committee's opinion is incapacitated in any way so as to be unable to manage his financial affairs, the Committee may direct the payment of such benefit to such person's legal representative or to a relative or friend of such person for such person's benefit, or the Committee may direct the application of such benefits for the benefit of such person in any manner which the Committee may select that is consistent with the Plan. Any payments made in accordance with the foregoing provisions of this section shall be a full and complete discharge of any liability for such payments.

3.6 Limitation of Liability. To the extent permitted by law, no person (including the Company, any subsidiary of the Company, the Board of Directors of the Company (the "Board"), the board of directors of any subsidiary of the Company, the Committee, any present or former member of the Board or of the board of directors of any subsidiary of the Company or of the Committee, and any present or former officer of the Company or of any subsidiary of the Company) shall be personally liable for any act done or omitted to be done in good faith in the administration of the Plan.

3.7 Controlling Law. The Plan shall be construed in accordance with the provisions of ERISA and other Federal laws, to the extent such provisions are applicable to the Plan. To the extent not inconsistent therewith, the Plan shall be construed in accordance with the laws of the State of Ohio.

3.8 Gender and Number. Where the context admits, words in the masculine gender shall include the feminine and neuter genders, the plural shall include the singular and the singular shall include the plural.

3.9 Action by the Company. Any action required of or permitted by the Company under the Plan, including action by the Company to amend the Plan, shall be by resolution of the Board or by a duly authorized committee of the Board or by a person or persons authorized by resolution of the Board or such committee. The procedure for amending the Plan is that the Plan shall be amended by the Company taking appropriate corporate action to effectuate any amendment considered by it to be advisable to be made. Appropriate corporate action includes action by resolution of the Board, by a committee authorized by the Board, or by a person or persons authorized by the Board or such committee, as provided above.

3.10 Successor to the Company. The term "Company" as used in the Plan shall include any successor to the Company by reason of merger, consolidation, the purchase of all or substantially all of the Company's assets or otherwise.


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3.11 Miscellaneous. The Plan shall be binding upon and inure to the benefit of the parties, their legal representatives, successors and assigns, and all persons entitled to benefits hereunder. Any notice given in connection with the Plan shall be in writing and shall be delivered in person or by registered mail, return receipt requested. Any notice given by registered mail shall be deemed to have been given upon the date of delivery indicated on the registered mail return receipt, if correctly addressed.

                                    SECTION 4

                            Amendment and Termination

While the Company expects to continue the Plan, it must necessarily reserve, and hereby does reserve, the right, either in general or as to one or more particular Participants, to amend the Plan from time to time or to terminate the Plan at any time; provided that no amendment of the Plan with respect to a Participant that reduces or eliminates any benefits such Participant has accrued as of the effective date of such amendment shall be effective unless such Participant consents to such amendment.


         IN WITNESS WHEREOF, this Plan has been executed on behalf of the Company by its duly authorized officers as of the day and year first above written.

                                                   PENTON MEDIA, INC.


                                                   By:   ______________________

                                                   Its:  ______________________

                                                   Date: ______________________


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